SCHEDULE 14A
                                   SCHEDULE 14A INFORMATION
                           Proxy Statement Pursuant to Section 14(a)
                            of the Securities Exchange Act of 1934
                                      (Amendment No. ___)

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box: [x] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-(e)(2))

[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               Cintas Corporation
                (Name of Registrant as Specified In Its Charter)

        (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)     Title of each class of securities to which transaction applies:

        2)     Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

        4) Proposed maximum aggregate value of transaction:


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:

        2)     Form, Schedule or Registration Statement No.:

        3)     Filing Party:

        4)     Date Filed:

FRONT OF CARD


CINTAS CORPORATION                                      PROXY FOR ANNUAL MEETING
6800 CINTAS BLVD., P.O. BOX 625737, CINCINNATI, OHIO 45262-5737

        The undersigned hereby appoints RICHARD T. FARMER, ROBERT J. KOHLHEPP, and WILLIAM C. GALE, or any of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Cintas Corporation to be held October 21, 1998, at 9:00 a.m. (Eastern Time) at The Fifth Third Bank, 38 Fountain Square, Fifth Floor, Cincinnati, Ohio 45202 and at any adjournment of such Meeting as specified below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING
PROPOSALS:

1. Authority to establish the number of Directors to be elected at the Meeting at eight.
                      FOR           AGAINST               ABSTAIN

2. Authority to elect eight nominees listed below.

       FOR all nominees listed below             WITHHOLD AUTHORITY
       (except as marked to the contrary         to vote for all nominees listed
       below                                     below)

Richard T. Farmer; Robert J. Kohlhepp;  Gerald V. Dirvin; Scott D. Farmer; James
J. Gardner; Roger L. Howe; Donald P. Klekamp; John S. Lillard

WRITE THE NAME OF ANY NOMINEE(S) FOR           ---------------------------------
WHOM AUTHORITY TO VOTE IS WITHHELD             ---------------------------------


                                   (Continued on other side)

BACK OF CARD

3. Amendment to articles of incorporation to increase authorized shares of Common Stock to 300 million shares.

                            FOR     AGAINST               ABSTAIN

4. In their discretion the proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

___________________________, 1998             _______________________________
------------------------------
                                  Important:  Please sign exactly as
                                              name appears hereon indicating,
                                              where proper, official position or
                                              representative capacity.  In the
                                               case of joint holders, all should
                                               sign.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

    We are pleased to invite you to attend our 1998 Annual Shareholders' Meeting. The meeting will be held at 9:00 a.m., Eastern Time, at The Fifth Third Bank, 38 Fountain Square, Fifth Floor, Cincinnati, Ohio, on Wednesday, October 21, 1998.

    The purposes of this Annual Meeting are:

        1. To establish the number of Directors to be elected at eight;

        2. To elect eight Directors;

        3. To amend the Articles of Incorporation to increase authorized shares of Common Stock to 300 million shares.

        4. To transact such other business as may properly come before the meeting or any adjournment thereof.

        Following the formal meeting, we will discuss the Company's operations during the last year and our plans for the future and answer your questions regarding the Company. Board members and other officers of the Company will also be available to discuss the Company's business with you.

                                         Yours truly,



                                         David T. Jeanmougin,
                                         Secretary

Dated:  August 31, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED AT ANY
TIME PRIOR TO THE MEETING BY WRITTEN NOTICE OF REVOCATION DELIVERED TO THE COMPANY'S SECRETARY, THE SUBMISSION OF A LATER PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                               CINTAS CORPORATION
                              6800 CINTAS BOULEVARD
                                 P.O. BOX 625737
                           CINCINNATI, OHIO 45262-5737

                            TELEPHONE (513) 459-1200

                     --------------------------------------

                           P R O X Y S T A T E M E N T

                         ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 21, 1998





                                  INTRODUCTION

        The enclosed Proxy is solicited by the Board of Directors of Cintas Corporation for use at the Annual Meeting of Shareholders to be held on October 21, 1998, and at any adjournment of the meeting. The approximate mailing date of the Proxy Statement and the accompanying proxy card is August 31, 1998.


                            VOTING AT ANNUAL MEETING

GENERAL

        Shareholders may vote in person or by proxy at the Shareholders' Meeting. Proxies given may be revoked at any time prior to the meeting by filing with the Company's Secretary either a written revocation or a duly executed proxy bearing a later date, or by appearing at the meeting and voting in person. All shares will be voted as specified on each properly executed proxy. If no choice is specified, the shares will be voted as recommended by the Board of Directors.

        As of August 21, 1998, the record date for determining shareholders entitled to notice of and to vote at the meeting, Cintas had shares of Common Stock outstanding. Each share is entitled to one vote on each matter to be presented at the meeting. Only shareholders of record at the close of business on August 21, 1998, will be entitled to vote at the meeting. A quorum consists of the presence in person or by proxy of a majority of all shares entitled to vote at the meeting.

PRINCIPAL SHAREHOLDERS

        The following persons are the only shareholders known by the Company to own beneficially 5% or more of its outstanding Common Stock as of the record date:

Name and Address of                Amount and Nature of         Percent of
  Beneficial Owner                 Beneficial Ownership            Class

Richard T. Farmer1                    25,510,9552                   24.4%

James J. Gardner1                      7,662,4653                    7.3%

Joan A. Gardner1                       7,662,4653                    7.3%
--------------------------

     1 The address of Richard T. Farmer, James J. Gardner and Joan A. Gardner is Cintas Corporation, 6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio 45262-5737.

     2 Includes 53,560 shares owned by Mr. Farmer's wife, 3,377,034 shares held in trust for Mr. Farmer's children, 68,580 shares owned by a corporation controlled by Mr. Farmer and 30,000 shares which may be acquired pursuant to stock options which are exercisable within 60 days.

     3 Includes the following shares considered to be beneficially owned by both Mr. & Mrs. Gardner: 165,733 shares held by a charitable trust established by Mr. Gardner, 65,582 shares held by a corporation that is controlled by Mr. Gardner, 5,887,422 shares held by a family partnership, 850,000 shares owned by Mrs. Gardner, 20,000 shares held in trust for the Gardner's children and 3,000 shares which may be acquired pursuant to stock options exercisable within 60 days.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth the beneficial ownership of the Company's Common Stock by its directors, the named executive officers in the Summary Compensation Table of the Proxy Statement and all directors and executive officers as a group, as of August 21, 1998:

                                      AMOUNT AND
                                      NATURE OF
                                      BENEFICIAL                    PERCENT
NAME OF BENEFICIAL OWNER              OWNERSHIP                     OF CLASS

Richard T. Farmer                      25,510,955 (1)                 24.4%

Robert J. Kohlhepp                      2,436,862 (2)                  2.3%

Gerald V. Dirvin                           13,800 (3)                     *

James J. Gardner                        7,662,465 (1)                  7.3%

Roger L. Howe                             701,456 (3)(4)                  *

Donald P. Klekamp                         141,736 (3)(5)                  *

John S. Lillard                           129,908 (6)                     *

Scott D. Farmer                           458,454 (7)                     *

David T. Jeanmougin                        38,340 (8)                     *

Robert R. Buck                            126,424 (9)                     *

All Directors and Executive
Officers as a Group (13 persons)       37,348,620 (10)                35.7%

*Less than 1%

(1)   See Principal Shareholders.

(2) Includes 40,000 shares held in trust for members of Mr. Kohlhepp's family, 127,344 shares held by a corporation that is controlled by Mr. Kohlhepp, 1,265,350 shares held by a family partnership and options for 44,500 shares which are exercisable within 60 days.

(3)   Includes options for 3,000 shares which are exercisable within 60 days.

(4)  Includes 107,648 shares owned by a limited partnership.

(5)  Includes 118,516 shares owned by Mr. Klekamp's wife.

(6) Includes options for 2,000 shares which are exercisable within 60 days. Does not include 16,000 shares held in a charitable foundation controlled by Mr. Lillard, of which Mr. Lillard disclaims beneficial ownership.

(7) Includes 91,400 shares held in trust for members of Mr. Farmer's family, 2,692 shares owned by his immediate family 55,920 held by a limited partnership and options for 60,200 shares which are exercisable within 60 days.

(8)  Includes options for 34,000 shares which are exercisable within 60 days.

(9)   Includes options for 6,800 shares which are exercisable within 60 days.

(10)  Includes options for 204,100 shares which are exercisable within 60 days.


PROPOSAL NO. 1 AND NO. 2 - ELECTION OF DIRECTORS

      The By-laws of the Company call for the Board of Directors to have at least three members with the specific number to be elected at the meeting established by shareholders. At the present time, the Board consists of eight Directors, and the Board is recommending that this number be retained.

     The Board is nominating for reelection all current Directors, namely Richard T. Farmer, Robert J. Kohlhepp, Gerald V. Dirvin, Scott D. Farmer, James
J. Gardner, Roger L. Howe, Donald P. Klekamp and John S. Lillard.

      Proxies solicited by the Board will be voted for the election of the eight nominees shown above. All Directors elected at the Annual Shareholders' Meeting will be elected to hold office until the next Annual Meeting or until their successors are elected and qualified.

      Should any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board. The Company has no reason to believe that any nominee for election will be unable or unwilling to serve if elected.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors recommends a vote in favor of Proposal No.1 and the election of the eight nominees proposed by the Board.

VOTE REQUIRED

      THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES VOTING AT THE MEETING IS REQUIRED TO APPROVE PROPOSAL NO. 1. ABSTENTIONS AND BROKER NON-VOTES WILL HAVE NO EFFECT ON THIS VOTE. THE EIGHT NOMINEES RECEIVING THE HIGHEST NUMBER OF VOTES CAST FOR THE POSITIONS TO BE FILLED WILL BE ELECTED.

PROPOSAL NO. 3 - AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors of the Company has approved, and is recommending to the shareholders for approval at the Annual Meeting, an amendment to Article Five of the Articles of Incorporation to increase the number of authorized shares of Common Stock from 120 million to 300 million. As of May 31, 1998, 104,610,716 shares were issued and outstanding and the Company had 1,210,700 additional shares reserved for issuance pursuant to stock option plans.

      At the current level of authorized shares, the Company is unable to declare any meaningful stock split and still maintain the ability to fund its current Stock Option and 401(k) Plans. The Company has regularly utilized Common Stock in acquisitions and intends to continue that practice. The Board of Directors believes that the increase in authorized shares of Common Stock will enable the Company to retain its flexibility in connection with possible future issuances of stock.

     Holders of Common Stock have no preemptive or other rights to subscribe for additional shares. Additional shares may be issued without shareholder approval. Further issuance of additional shares of Common Stock might dilute, under certain circumstances, either shareholders' equity or voting rights. The authorized but unissued shares of Common Stock could be used to discourage or make more difficult an attempt to effect a change of control of the Company.

VOTE REQUIRED

     The affirmative vote of two-thirds of the shares eligible to vote on the proposed amendment is required for approval. Abstentions and broker non-votes have the same effect as a vote against the proposal.

OTHER MATTERS

    Any other matters considered at the meeting including adjournment will require the affirmative vote of the majority of shares voting with abstentions and broker non-votes having no effect.

VOTING BY PROXY

     All proxies properly signed will, unless a different choice is indicated, be voted AFOR@ the establishment of the number of Directors at eight, "FOR" the election of all eight nominees proposed by the Board unless authority is withheld to vote for some or all of those nominees, and "FOR" the amendment to the Articles of Incorporation to increase the authorized shares of common stock.

     If any other matters come before the meeting or any adjournment, each proxy card will be voted in the discretion of the proxies named therein.

SHAREHOLDER PROPOSALS

    Shareholders who desire to have proposals included in the Notice for the 1999 Shareholders' Meeting must submit their proposals in writing to Cintas at its offices on or before May 3, 1999.

    The form of Proxy for the Company's Annual Meeting of Shareholders grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in the Company's Proxy Statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 1999 Annual Shareholders' Meeting, it must be received prior to July 19, 1999.

    If a shareholder who intends to present a proposal at the 1999 Shareholders' Meeting does not notify Cintas of such proposal on or before September 6, 1999, management proxies may use their best judgement in voting on the proposal even though there is no discussion of the proposal in the proxy statement for the meeting.

APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors appointed Ernst & Young LLP as its certified public accountants for fiscal 1999. Ernst & Young LLP has served as certified public accountants for the Company in the past. A member of Ernst & Young LLP will be present at the meeting to make a statement if desired and to answer questions of shareholders.

                                   MANAGEMENT
DIRECTORS AND EXECUTIVE OFFICERS

  The Directors and Executive Officers of Cintas Corporation are:


        Name and Age                     Position

--------------------------------------------------------------------------------
    Richard T. Farmer1              Chairman of the Board
           63

    Robert J. Kohlhepp1             Chief Executive Officer
           54                       and Director

    Gerald V. Dirvin3               Director
           61

    James J. Gardner1&2             Director
           65

    Roger L. Howe2&3                Director
           63

    Donald P. Klekamp2              Director
           66

    John S. Lillard3                Director
           68

    Scott D. Farmer                 President, Chief Operating Officer
           39                       and Director

    Robert R. Buck                  Senior Vice President and
           50                       President - Uniform Rental Division

    Karen L. Carnahan               Vice President and Treasurer
           44

    William C. Gale                 Vice President and Chief
           46                       Financial Officer

    David T. Jeanmougin             Senior Vice President and Secretary
           57

    John S. Kean III                Senior Vice President
           58

Ages are as of  September 1, 1998.

     1 Member of the Executive Committee of the Board of Directors.

     2 Member of the Audit Committee of the Board of Directors.

     3 Member of the Compensation Committee of the Board of Directors.

     Richard T. Farmer has been with the Company and its predecessors since 1957 and has served in his present position with the Company since 1968. Prior to August 1, 1995, Mr. Farmer also served as Chief Executive Officer. He is also a Director of Fifth Third Bancorp and its subsidiary The Fifth Third Bank, Cincinnati,Ohio, a National Market (NASDAQ) company. He is also the Chairman of Summerhill, Inc.

     Robert J. Kohlhepp has been a Director of the Company since 1979. He has been employed by the Company since 1967 serving in various executive capacities including Vice President - Finance until 1979 when he became Executive Vice President. He served in that capacity until October 23, 1984, when he was elected President, a position he held until July 1997. Mr. Kohlhepp was elected to his present position of Chief Executive Officer on August 1, 1995. He is also a director of The Mead Corporation, Dayton, Ohio, a New York Stock Exchange
(NYSE) company.

     Gerald V. Dirvin was elected a Director of Cintas in 1993. Mr. Dirvin joined The Procter & Gamble Company, a Cincinnati-based consumer goods marketing company and a NYSE company, in 1959 and served in various management positions. He retired as Executive Vice President and as a Director in 1994. Mr. Dirvin is also a Director of Fifth Third Bancorp, Cincinnati, Ohio, a NASDAQ company, and Northern Telecom Limited, Toronto, Canada, a NYSE company.

     James J. Gardner served in various management positions with Cintas from 1956 until his retirement in 1988. Mr. Gardner has served as a Director of the Company since 1969.

     Roger L. Howe has been a Director of Cintas since 1979. He was the Chairman of the Board of U.S. Precision Lens, Inc., a manufacturer of optics for the instrument, photographic and television industries, until his retirement on September 1, 1997. Mr. Howe had held that position in the firm for over five years. Mr. Howe is a Director of Star Banc Corporation, Cincinnati, Ohio, a NYSE company, and its subsidiary Star Bank, National Association; Cincinnati Bell Inc., a NYSE Company; and Baldwin Piano and Organ Company, a Loveland, Ohio, based company which is the largest domestic manufacturer of keyboard musical instruments and a NASDAQ company.

     Donald P. Klekamp was elected a Director of Cintas in 1984. Mr. Klekamp is a senior partner in the Cincinnati law firm of Keating, Muething & Klekamp, P.L.L., which serves as counsel for the Company.

     John S. Lillard has been a Director of Cintas since 1978. He is Chairman of Wintrust Financial Corporation, a bank holding company in Illinois. He was a Founder of JMB Institutional Realty Corporation, a registered investment advisor, where he served as President from 1978 to 1991. In 1991, he became Chairman-Founder until his retirement in June 1996. He is also a Director of Stryker Corporation, a medical equipment company, and a Director of Lake Forest Bank and Trust Company, a bank holding company.

     Scott D. Farmer joined Cintas in 1981. He has served in various management positions including Vice President - National Account Division and Vice President - Marketing and Merchandising. He was elected a Director of Cintas in 1994. In July 1997, he was elected President and Chief Operating Officer of the Company.

     Robert R. Buck joined Cintas in 1982. He served as Senior Vice President - Finance and Chief Financial Officer from 1982 to 1991, and Senior Vice President
- Midwest Region from 1991 to 1997. In July 1997, he was elected President - Uniform Rental Division.

     Karen L. Carnahan joined Cintas in 1979. She has held various accounting and finance positions with the Company. In March 1992, she was elected Treasurer of the Company and was elected Vice President of the Company in July 1997.

     William C. Gale joined Cintas in April 1995. He is presently responsible for the areas of finance, accounting and administration. Prior to joining Cintas, Mr. Gale was associated with International Paper, a forest products, paper and packaging company and a NYSE company where he served as auditor since February 1994. Mr. Gale also held various financial executive positions between 1982 and1994 with Occidental Petroleum Corporation, an oil products and chemical concern and a NYSE company.

     David T. Jeanmougin joined Cintas in August 1991 as Senior Vice President - Finance and was responsible for the areas of finance, accounting and administration. He served in that capacity until April 1995, when he was named Secretary of the Company and Senior Vice President. In this capacity he is responsible for the area of acquisitions and several other key administrative areas.

     John S. Kean III joined Cintas in August 1986 upon the acquisition of Red Stick Services where he served as President. He was appointed Senior Vice President in 1986 and is responsible for operations in Louisiana, Mississippi, Alabama, Arkansas and Tennessee.

     James J. Gardner is the brother-in-law of Richard T. Farmer. Scott D. Farmer is the son of Richard T. Farmer. None of the other Executive Officers and Directors are related.

BOARD ACTIONS AND COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

     The Board of Directors met on four occasions in fiscal 1998. The Executive Committee is entitled through authorization by the Board of Directors and by Washington law to perform substantially all of the functions of the Board of Directors between meetings of the Board. The Executive Committee took action by written consent on thirty-seven occasions in fiscal 1998.

     The Audit Committee reviews the Company's internal accounting operations, monitors relationships between the Company and its independent accountants and recommends the employment of independent auditors. The Audit Committee met on two occasions in fiscal 1998.

     The Compensation Committee establishes compensation levels for all executives and administers the Company's stock option plans. This Committee met on one occasion and took action by written consent on ten occasions in fiscal 1998.

    The Company does not have a nominating committee.

     Outside directors are paid an annual fee of $9,200 plus $1,625 for each Board meeting attended and $900 for each Committee meeting attended. Directors who are executive officers are not paid Directors' fees nor do they participate in the 1994 Directors' Stock Option Plan.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representation from certain reporting persons that no Form 5's were required for those persons, the Company believes that during the period of June 1, 1997, through May 31, 1998, all filing requirements of such persons were met.

EXECUTIVE COMPENSATION

      The following table summarizes the annual and long-term compensation of the Company's Chief Executive Officer and each of the Company's other four most highly compensated Executive Officers for the years ended May 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                    Annual                                   Long Term
                                 Compensation                               Compensation


                                                                                 Shares
                                                            Other Annual       Underlying        All Other
   Name and Principal               Salary       Bonus      Compensation         Option        Compensation
        Position          Year       ($)          ($)            ($)           Grants (#)         ($)(1)

Richard T. Farmer        1998         300,000     120,828     48,699(2)               --           179,562
Chairman of the          1997         286,867     188,759     48,522(2)           10,000           195,827
Board                    1996         278,512     207,813     61,061(2)           20,000           209,340

Robert J. Kohlhepp       1998         300,000     246,667     58,650(3)               --            52,718
Chief Executive          1997         275,391     207,461        --               10,000            55,454
Officer and Director     1996         267,370     174,202        --              100,000            58,277

Scott D. Farmer          1998         250,000     165,556        --               60,000             7,139
President, Chief         1997         180,000      32,563        --               10,000             5,738
Operating Officer        1996         150,000      23,866        --               10,000             6,183
and Director

Robert R. Buck           1998         250,000     194,450                         40,000             7,019
Senior Vice President    1997         230,000     185,745        --               10,000             6,210
and President -          1996         200,000     161,869        --               10,000             6,699
Uniform Rental
Division

David T. Jeanmougin      1998         229,237      82,780        --               10,000             6,976
Senior Vice President    1997         220,420      72,518        --                   --             6,068
and Secretary            1996         214,000      69,715        --               10,000             6,571



   (1) The Company maintains a split-dollar life insurance program for Messrs. Farmer and Kohlhepp. Under this program, the Company has purchased insurance policies on the lives of Mr. Farmer and his wife and Mr. Kohlhepp and his wife. Messrs. Farmer and Kohlhepp are responsible for a portion of the premiums and the Company pays the remainder. Upon the death of Messrs. Farmer or Kohlhepp and their spouses, the Company will receive that portion of the benefits paid that equals the premiums paid by the Company on that policy. The life insurance trust established by the decedent will receive the remainder of the death benefits. The actuarially projected current dollar value of the benefit to Messrs. Farmer and Kohlhepp of the premiums paid to the insurer under these policies for the fiscal years ended May 31, 1998, 1997 and 1996 is $172,046, $189,185 and
$202,007,  respectively,  for  Mr.  Farmer  and  $45,363,  $49,483  and  $51,348
respectively, for Mr. Kohlhepp. These amounts are included above.

     The Cintas Partners' Plan is a non-contributory employee stock ownership plan and profit sharing plan with a 401(k) savings feature which covers substantially all employees. Included above are the dollars contributed by the Company pursuant to the Partners' Plan.

     (2) Represents compensation associated with the use of the Company's aircraft ($18,134, $20,078 and $52,766 in 1998, 1997 and 1996, respectively), financial planning ($20,000 and $18,330 in 1998 and 1997 respectively) and other expense reimbursements.

     (3)  Represents  compensation  associated  with  the  use of the  Company's
aircraft   ($33,202),   financial   planning   ($15,000)   and   other   expense
reimbursements.



STOCK  OPTIONS

The following table sets forth information regarding stock options granted to the executives named in the Summary Compensation Table during the fiscal year ended May 31, 1998:

                       OPTION GRANTS IN LAST FISCAL YEAR

                               Percent of
                                  Total                                       Potential Realizable
                                 Options                                        Value at Assumed
                 Number of       Granted                                     Annaul Rates of Stock
                   Shares          to                                        Price Appreciation for
                 Underlying     Employees      Exercise                         Option Term ($)
                  Options       In Fiscal        Price       Expiration   -----------------------------
   Name           Granted         1997          ($/Sh.)         Date          5%             10%

Richard T.         __             N/A            N/A           N/A            N/A           N/A
Farmer

Robert J.          --             N/A            N/A           N/A            N/A           N/A
Kohlhepp

Scott D.           60,000         5.5%           35.3125       07/28/07       1,332,470     3,376,742
Farmer

Robert R.          40,000         3.7%           35.3125       07/28/07       888,314       2,251,161
Buck

David T.           10,000         .9%            35.3125       07/28/07       222,078       562,790
Jeanmougin



   The following table sets forth information regarding stock options exercised by the executives named in the Summary Compensation Table during fiscal 1998 and the value of in-the-money unexercised options held by them as of May 31, 1998:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES


                           Shares
                           Acquired                       Number of Shares            Valueof Unexercised In-the-
                            on          Value          Underlying Unexercised           Money Options at May 31,
                          Exercise     Realized        Option at May 31, 1998                  1998($)(1)
          Name               (#)         ($)         Exercisable Unexercisable         Exercisable Unexercisable

Richard T. Farmer             20,000      665,000            20,000         20,000        537,344             490.781

Robert J. Kohlhepp             1,500       46,000            30,500        158,000      1,166,594           4,432.750

Scott D. Farmer                7,000      212,042            56,200        102,000      2,094,462           1,794,375

Robert R. Buck                   ---          ---             3,200         74,800        110,200           1,372,175

David T. Jeanmougin              ---          ---            22,400         77,600        771,200           2,276,050



(1) Value is calculated as the difference between the fair market value of the Common Stock on May 31, 1998 ($45.6875 per share) and the exercise price of the options.


REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors is composed of three independent, outside directors. The members of the Committee for fiscal 1998 were Messrs. Dirvin, Howe and Lillard. The Committee has the overall responsibility of reviewing and recommending specific compensation levels for executive officers and key management to the full Board of Directors. The Committee is also charged with reviewing the performance of the executive officers in relation to overall Company performance. The Company's stock option plans are also administered by the Committee. Compensation decisions for fiscal 1998 followed the same pattern as fiscal 1997.

     The Company's executive compensation policies are designed to support the corporate objective of maximizing the long term value of the Company to its shareholders and employees. To achieve this objective, the Committee believes it is important to provide competitive levels of compensation to attract and retain the most qualified executives, to recognize individuals who exceed expectations and to link closely overall corporate performance and executive pay. The methods by which the Committee believes the Company's long term objectives can be achieved are through incentive compensation plans and the issuance of options to purchase the Company's common stock.

   The Committee has established three primary components of the Company's executive compensation plan. The three components are:

   - base compensation
   - performance incentive compensation
   - stock-based performance compensation through stock option grants

   The Omnibus Budget Reconciliation Act of 1993 provides that compensation in excess of $1,000,000 per year paid to the chief executive officer of a company as well as the other executive officers listed in the compensation table will no longer be deductible unless the compensation is performance-based and approved by shareholders. This law was not considered by the Committee in determining fiscal 1998 compensation since compensation levels were not in excess of the amounts deductible under the law.

BASE COMPENSATION

   The Committee annually reviews base salaries of executive officers. Factors which influence decisions made by the Committee regarding base salaries are levels of responsibility and potential for future responsibilities, salary levels offered by competitors and overall performance of the Company. The Committee's practice in establishing salary levels is based in part upon overall Company performance and is not based upon any specific objectives or policies but reflects the subjective judgment of the Committee. However, specific annual performance goals are established for each executive officer. Based on the Committee's comparison of the Company's overall compensation levels as a percent of revenues and net income to comparable companies in the industry, the Committee believes its overall compensation levels are in the middle of the range.

PERFORMANCE INCENTIVE COMPENSATION

   The performance incentive compensation, which is paid out in the form of an annual cash bonus, was established by the Committee to provide a direct financial incentive to achieve corporate and operating goals. The basis for determining performance incentive compensation is strictly quantitative in nature. At the beginning of each fiscal year, the Committee establishes a target bonus for certain executives based on target levels of increases in earnings per share. Cash bonuses paid to other executives are based on a percentage of operating profits of the particular division served by that officer. Those percentages are not disclosed because they could be used to determine divisional operating profits which are otherwise not publicly available.

STOCK OPTION GRANTS

   Executive compensation to reward past performance and to motivate future performance is also provided through stock options granted under the 1992 Stock Option Plan. The purpose of the plan is to encourage executive officers to maintain a long-term stock ownership position in the Company in order that their interests are aligned with those of the Company's shareholders. The Committee in its discretion has the authority to determine participants in the plan, the number of shares to be granted and the option price and term. The Committee has not established specific stock option target awards for participants. Consideration for stock option awards are evaluated on a subjective basis and granted to participants until an ownership position exists which is consistent with the participant's current responsibilities. Options granted to executive officers in 1998 can be found on page 11 under the Option Grants Table.


CHIEF EXECUTIVE OFFICER COMPENSATION

   The Committee establishes Mr. Kohlhepp=s base salary based primarily on a subjective evaluation of the Company's prior year's financial results, past salary levels and compensation paid to other chief executive officers in the Company's industry. Based on the Committee's comparison of the Company's overall compensation level for Mr. Kohlhepp as a percent of revenue and net income to comparable companies in the industry, the Committee believes his overall compensation level is in the middle of the range. The Committee also establishes at the beginning of each year a performance incentive bonus arrangement for Mr. Kohlhepp. Based on the Company's belief that shareholder value is best enhanced by increases in earnings per share, the Committee based this arrangement on target levels of increases in earning per share. The program provided for no bonus if earnings per share did not exceed a minimum threshold of a 10% increase over the prior year's earnings per share, which was $1.91 (prior to restatement for stock split). The bonus potential ranged from 10% of base salary if earnings per share increased by nineteen cents over the prior year up to a maximum of 90% if earnings per share increased by forty-eight cents over the prior year.


                                                  John S. Lillard - Chairman
                                                  Gerald V. Dirvin
                                                  Roger L. Howe

COMMON STOCK PERFORMANCE GRAPH

     The following graph summarizes the cumulative return on $100 invested in the Company's Common Stock, the S & P 500 Stock Index and the common stocks of a representative group of companies in the uniform related industry (the "Peer Index"). The companies included in the Peer Index are Angelica Corporation, G & K Services, Inc., Unifirst Corporation and Unitog Company. National Service Industries which is no longer in the same line of business as the peer group is no longer included in the peer group. Total shareholder return was based on the increase in the price of the stock and assumed reinvestment of all dividends. Further, total return was weighted according to market capitalization of each company. The companies in the Peer Index are not the same as those considered by the Compensation Committee. [GRAPH OMITTED]

OTHER MATTERS

        Cintas knows of no other matters to be presented at the meeting other than those specified in the Notice.

        By order of the Board of Directors.


                                                   David T. Jeanmougin
                                                   Secretary



COMMON STOCK PERFORMANCE GRAPH

     The following graph summarizes the cumulative return on $100 invested in the Company's Common Stock, the S & P 500 Stock Index and the common stocks of a representative group of companies in the uniform related industry (the "Peer Index"). The companies included in the Peer Index are Angelica Corporation, G & K Services, Inc., Unifirst Corporation and Unitog Company. National Service Industries which is no longer in the same line of business as the peer group is no longer included in the peer group. Total shareholder return was based on the increase in the price of the stock and assumed reinvestment of all dividends. Further, total return was weighted according to market capitalization of each company. The companies in the Peer Index are not the same as those considered by the Compensation Committee.

 MEASURMENT                   CINTAS        S&P 500            PEER
   PERIOD                      CORP          INDEX             GROUP
(QUARTER END)


MAY, 93                         100           100               100
AUG, 93                         106           104               105
NOV, 93                         105           104               111
FEB,  94                        115           106               116
MAY, 94                         114           104               114
AUG, 94                         116           109               115
NOV, 94                         126           105               109
FEB,  95                        139           114               110
MAY, 95                         127           125               119
AUG, 95                         139           133               133
NOV, 95                         169           144               141
FEB,  96                        178           153               155
MAY, 96                         198           161               180
NOV, 96                         224           184               185
FEB,  97                        199           193               166
MAY, 97                         230           208               169
AUG, 97                         259           222               187
NOV, 97                         289           237               197
FEB,  98                        317           261               216
MAY, 98                         341           272               203


OTHER MATTERS

        Cintas knows of no other matters to be presented at the meeting other than those specified in the Notice.

     By order of the Board of Directors.


                                                        David T. Jeanmougin
                                                        Secretary